Exhibit 10.24

Letter of Addendum and Extension to August 6, 2014 Purchase, Sale and Joint Exploration

Agreement By and Between Rangeford Resources, Inc. and Black Gold Kansas Production, LLC

Dated: Effective June 1, 2014 (“Effective Date”)

Whereas, Rangeford Resources, Inc. ("RGFR") and Black Gold Kansas Production, LLC ("BGKP") are party to a Purchase, Sale and Joint Exploration Agreement, executed on August 6, 2014, (the "PSA"), to purchase certain BGKP assets in Wyoming for consideration of $2,352,000; and

Whereas, RGFR and BGKP desire to amend the Purchase, Sale and Joint Exploration Agreement by and between Rangeford Resources, Inc. and Black Gold Kansas Production, LLC” dated August 6, 2014; and

Whereas, RGFR and BGKP desire to amend and extend the PSA; and

Now therefore, in consideration for the mutual consideration set forth herein, the parties do hereby agree to amend and extend the PSA as follows:

Article 9.1 in the PSA shall be deleted in its entirety and the following Article 9.1 is hereby substituted and included in the PSA as if such Article 9.1 was included in the PSA from the effective date, for all purposes;

I.	Article IX

9.1 Termination Rights. This Agreement may be terminated at any time to the Closing:

(a)      By mutual written consent of Purchaser and Seller; or

(b)     By either Purchaser or Seller if (i) the Closing has not occurred by October 1, 2015 or such later date to which the Closing Date has been delayed pursuant to Section 5.4, 5.7 or 5.8 (provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any Party whose breach of any representation or warranty or failure to perform any covenant or agreement under this Agreement has been the cause of or resulted in the failure of Closing to occur on or before such date); or (ii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting Closing;

(c)     By Purchaser if (i) there has been a material breach of the representations and warranties made by Seller in Article III (provided, however, that Purchaser shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Purchaser has given Seller at least fifteen (15) days prior notice of such breach, Seller has failed to cure such breach within the fifteen (15) day period following receipt of such notice, and the condition described in Section 7.2(a), other than the provision thereof relating to the certificate signed by a Responsible Officer of Seller, would not be satisfied if the Closing were to occur on the day on which Purchaser gives Seller notice of such termination); or (ii) Seller has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within a reasonable time after notice and demand for cure thereof;

(d).     By Seller if (i) there has been a material breach of the representations and warranties made by Purchaser in Article IV (provided, however, that Seller shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Seller has given Purchaser at least fifteen (15) days prior notice of such breach, Purchaser has failed to cure such breach within the fifteen (15) day period following receipt of such notice, and the condition described in Section 7.3(a), other than the provision thereof relating to the certificate signed by a Responsible Officer of Purchaser, would not be satisfied if the Closing were to occur on the day on which Seller gives Purchaser notice of such termination); or (ii) Purchaser has failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement, and such failure has not been, or cannot be, cured within a reasonable time after notice and a demand for cure thereof;

Except as expressly set forth herein, no terms of the Purchase Sale and Exploration Agreement or any ancillary agreements have been changed, altered or amended and all such agreements shall remain in full force and effect in accordance with their respective terms.

This document is executed this _____ day of July, 2015, and made effective as of the 1st day of June 2015 and may be in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute one agreement.

Rangeford Resources, Inc.

By: ____________________________

       Mr. Colin C. Richardson, President

Accepted and Agreed to by:

Black Cold Kansas Production, LLC

By: ___________________________

      Mr. Stephen Nadeau, Managing Member